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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Voice Control Systems, Inc.
Dallas, Texas

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated February 2, 1995, relating to the financial statements of Voice Control Systems, Inc. which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                            /s/ BDO SEIDMAN, LLP

Dallas, Texas
December 8, 1995